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(ASHFORD HOSPITALITY TRUST LOGO)

                                                                    NEWS RELEASE


Contact:  Douglas Kessler                         Tripp Sullivan
          COO and Head of Acquisitions            Corporate Communications, Inc.
          (972) 490-9600                          (615) 254-3376



                  ASHFORD HOSPITALITY TRUST CLOSES $36 MILLION
                                SECURED FINANCING


DALLAS -- (December 29, 2003) -- Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it closed on a $36 million non-recourse loan with Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services, Inc., that is secured by five of the Company's hotel properties. The loan, which includes a holdback provision for $8.2 million of funds targeted for capital expenditures previously announced for the five properties, bears interest at a rate of 325 basis points over LIBOR. The loan is interest only for the first two years and contains a 1-year extension option at the initial maturity.

Mortgages were granted as security for the loan on the Embassy Suites in Phoenix, Arizona, the Embassy Suites in Syracuse, New York, the Embassy Suites in Flagstaff, Arizona, the Doubletree Guest Suites in Columbus, Ohio, and the Doubletree Guest Suites in Dayton, Ohio. The Company acquired the properties in October 2003.

Commenting on the announcement, Monty J. Bennett, President and CEO of Ashford Hospitality Trust, stated, "With this transaction, we have taken advantage of the current interest rate environment and secured attractive financing. We continue to focus on the opportunistic deployment of our capital. This recent financing provides us with additional proceeds for investment, while maintaining a strong balance sheet with low loan to value ratios."

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Ashford Hospitality Trust is a self-administered real estate investment trust focused exclusively on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company's web site at www.ahtreit.com.



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     14180 Dallas Parkway, 9th Floor, Dallas, TX 75254     Phone: (972) 490-9600

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AHT Closes $36 Million Secured Financing
Page 2
December 29, 2003


Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the transaction on our business and future financial condition, our business and investment strategy; our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford's control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in Ashford's Registration Statement on Form S-11, as amended (File Number 333-105277), and from time to time, in Ashford's other filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.



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